                                EXHIBIT NO. 6.3

                      EXCLUSIVE PURCHASING AGREEMENT WITH
                   HARDWOODS LIMITED DATED NOVEMBER 1, 1999.

                         EXCLUSIVE PURCHASING AGREEMENT

         THIS AGREEMENT made this 1st day of November, 1999, by and between TIMBER RESOURCES INTERNATIONAL, INC., a Delaware corporation, with its principal place of business in New York, New York, hereinafter referred to as "TMBE," and EXOTIC AFRICAN HARDWOODS LIMITED, a Nigerian corporation, with its principal place of business in Lagos, Nigeria, hereinafter referred to as "EAH".

                               W I T N E S S E T H :

         WHEREAS, TMBE is in the business of importing various types of forest products from various parts of the world;

         WHEREAS, EAH is in the business of growing, importing and exporting forest products to various parts of the world;

         NOW, THEREFORE, it is agreed by and between the Parties hereto as follows:

         (1) That this contract shall be and remain in full force and effect for a period of three (3) years from and after the date hereof, and shall continue in full force and effect thereafter until such time as either of the Parties hereto shall have given to the other a notice in writing of its intention to terminate this contract not less than six (6) months prior to the time fixed in such notice for such termination. In the event of the giving of such notice this contract and the rights of the Parties hereunder shall terminate at the time fixed in said notice for such termination.

         (2) That during the term of this contract, TMBE and its subsidiaries will diligently carry on and promote the sale of forest products that EAH is able to procure from West Africa. TMBE shall exclusively purchase from EAH all natural growing forest products that exist in West Africa including but not limited to African mahogany, teak, iroko, red and yellow apa, ofun and oomo.

         (3) TMBE further agrees that it will not, at any time, during the term of this contract, purchase either directly or indirectly through a subsidiary or through ownership, in whole or in part, of a corporation or business by it or by any of its shareholders within the limits of the United States, those forest products that EAH is able to procure from the West African region.

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         (4) Orders for forest products from TMBE to EAH shall be in writing stating therein the quantity and specifications of the forest products, the name and address of the Consignee, and the time and place for delivery.

         (5) EAH agrees to procure and ship the forest products in accordance with the specifications on the respective orders, and deliver the same F.O.B. factory or warehouse, with freight prepaid or allowed to any destination in the continental United States.

         (6) EAH warrants that all timber products shipped on orders of TMBE will be in accordance with the specifications stated in the respective orders, and of good quality and workmanship and that service will be in accord with normal commercial practice. It is agreed that no implied warranty or warranties shall arise out of or in connection with any purchase orders.

         (7) All of such invoices shall be payable on terms noted on the purchase orders, and TMBE agrees to make prompt payment for the same in accordance with the terms of the respective invoices.

         (8) In the event that either of the Parties hereto shall fail or refuse to keep or perform any term of this contract on its part to be kept and performed, and such failure shall remain uncorrected for a period of 30 days after written notice from the other Party, such failure or refusal shall constitute a default on the other Party a right, at its option and discretion, to terminate this contract, and in event of the exercise of such option, the Party so electing shall give written notice to the Party in default whereupon this contract shall terminate.

         (9) In the event that either of the Parties hereto shall suffer a significant change in the ownership thereof, or if either Party hereto shall merge or consolidate with one or more other corporations, or shall become insolvent, or shall be adjusted bankrupt, or if proceedings are instituted by or against it for reorganization or other relief under the bankruptcy law, or if it or any substantial part of its assets shall come into the hands of a receiver or trustee, or any other officer authorized by law or by a court, this contract may, at the option of the other Party, be terminated by written notice by that Party to the other, of such termination, such notice to be given 30 days prior to the date fixed therein for termination.

         (10) It is agreed that all covenants of a restrictive nature set forth in this agreement and all restraints upon either of the parties imposed thereby shall be limited to the term and any extended term or terms of this agreement.

         (11) Any notice provided for herein may be given to TMBE by mail addressed to it at 570 Lexington Avenue, 45th Floor, New York, New York 10022, or to EAH by mail addressed to it at c/o Olajide Oyewole & Co., 8/10 Broad Street, Lagos, Nigeria.

         (12) This contract and the rights thereunder shall not be assigned or transferred by either of the Parties hereto without the written consent of the other.

         (13) Any dispute under this agreement shall be settled by arbitration in New York City, New York, pursuant to the rules, then obtaining, of the American Arbitration Association. This agreement shall be governed by the laws of the State of New York.

         (14) Except as otherwise specifically provided herein, this contract shall be binding upon the Parties hereto and their successors and assigns.

         IN WITNESS WHEREOF, the Parties hereto have caused their names to be signed the day first above written.

                                          TIMBER RESOURCES INTERNATIONAL, INC.

                                          By: /s/ Aziz Hirji
                                              -------------------------
                                              President


                                          EXOTIC AFRICAN HARDWOODS LIMITED

                                          By: [illegible]
                                             --------------------------
                                             President

EXOTIC AFRICAN HARDWOODS, LIMITED
WESTERN HOUSE, 18TH FLOOR
8/10 BROAD STREET
LAGOS-NIGERIA
TEL: 01-4702855
FAX: 01-2632294

SHIP TO:                    SOUTHERN HARDWOODS, INC.
                            730 SOUTH BARRACKS STREET
                            PENSACOLA, FL 32501
                            TEL: 850-436-8800

BILL TO:                    SOUTHERN HARDWOODS, INC.
                            730 SOUTH BARRACKS STREET
                            PENSACOLA, FLORIDA 32501
                            C/O TIMBER RESOURCES INTERNATIONAL, INC.
                            570 LEXINGTON AVENUE, 45th FLOOR
                            NEW YORK, NY 10022
                            TEL: 212-751-1511

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Sales Coordinator: Dapo Oyebolu           Date of order: October 1, 1999

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Method of shipment: Maersk Line           Date order shipped: October 20, 1999

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Port of Loading: Port Harcourt, Nigeria   Invoice date: January 10, 2000

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Destination: Southern Hardwoods, Inc.
             Pensacola, FL

-------------------------------------------------------------------------------------------------------------
ITEM NO.         QTY                 DESCRIPTION                             SHIPPING            AMOUNT
-------------------------------------------------------------------------------------------------------------
Container No.    One      See packing list (21.527 cubic meters             via Maersk         $16,000.00
MAEU2955167               of teak at $608.26 per cubic meter)

Container No.    One      See packing list (21.988 cubic meters             via Maersk         $16,000.00
GSTU2655722               of teak at $608.26 per cubic meter)

Container No.    One      See packing list (20.649 cubic meters             via Maersk         $16,000.00
TEXU3731163               of teak at $608.26 per cubic meter)

Container No.    One      See packing list (20.002 cubic meters             via Maersk         $16,000.00
TRIU3608574               of teak at $608.26 per cubic meter)

Container No.    One      See packing list (20.549 cubic meters             via Maersk         $16,000.00
GTSU2682857               of teak at $608.26 per cubic meter)

Container No.    One      See packing list (19.141 cubic meters             via Maersk         $16,000.00
GATU0579674               of teak at $608.26 per cubic meter)

Container No.    One      See packing list (18.127 cubic meters             via Maersk         $16,000.00
GTSU4215867               of teak at $608.26 per cubic meter)

Container No.    One      See packing list (20.324 cubic meters             via Maersk         $16,000.00
PRSU2261044               of teak at $608.26 per cubic meter)

-------------------------------------------------------------------------------------------------------------
                                                                                    Total:    $128,000.00
                                                                                             ----------------
                                                                           Discount (25%):     $32,000.00
                                                                                             ----------------
                                                                           Previous owing:              0
                                                                                             ----------------
                                                                      You pay this amount:     $96,000.00
                                                                                             ----------------